Exhibit 23.1  Independent Auditors' Consent


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 33-31765, 33-64248, 33-35592, 33-61429, 33-32857, 333-40363, 333-51585,
333-81351, 333-89280, 333-100224 and 333-106714 of The Pep Boys - Manny, Moe &
Jack and Subsidiaries on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement No. 333-98255 of The Pep Boys - Manny, Moe & Jack and Subsidiaries on Form S-3 of our report on the consolidated financial statements of The Pep Boys-Manny, Moe & Jack and Subsidiaries as of February 1, 2003 and February 2, 2002 and for each of the three years in the period ended
February 1, 2003, dated March 13, 2003 (March 26, 2003 as to Note 14 and October 10, 2003 as to Note 15), appearing in this Current Report on Form 8-K dated October 10, 2003.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of The Pep Boys - Manny, Moe & Jack, listed in Item 15 to the Company's Annual Report on Form 10-K for the year ended February 1, 2003. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
October 10, 2003